Exhibit 10.1
March 14, 2007
Trevor Deighton
c/o Associated Materials Incorporated
     Re: Separation Agreement and General Release
Dear Trevor:
     This letter confirms the termination of your employment with Associated Materials Incorporated (“AMI”), with your last day of employment being today, March 14, 2007. You understand and agree that, effective today, you have no longer been authorized to incur any expenses or obligations or liabilities on behalf of AMI and you represent that you have not incurred any such expenses or obligations or liabilities on behalf of AMI.
     In connection with your termination, AMI is prepared to provide you with severance pay equal to your current base salary from March 15, 2007 through November 27, 2008 (less applicable deductions and withholdings). You will receive this severance pay in installments through November 27, 2008 in accordance with AMI’s regular payroll practices.
     In addition, AMI is also prepared to pay you a pro rata portion of any annual incentive bonus otherwise payable for 2007 in accordance with Section 4(b)(1) of your employment agreement, dated as of November 28, 2005, and amended and restated as of March 14, 2006 (the employment agreement and amendment are attached hereto and incorporated herein as Exhibit A). Such pro rata portion will be based on the number of days that you were employed by AMI during 2007, which is seventy-three (73) days, and will be payable no earlier than the date on which such annual incentive bonus would otherwise have been payable under AMI’s applicable plan or policy if you had not been terminated.
     In order to be eligible to receive the severance payment, pro rata portion of the annual incentive bonus (if any) and other benefits described above to which you are not otherwise entitled, you are required to agree to the terms contained in this letter, including the General Release, indicate your agreement by signing and returning this letter, and not revoke this agreement as provided below.
     In consideration for AMI’s payment of the severance payment, pro rata portion of the annual incentive bonus (if any) and other benefits described above to which you are not otherwise entitled, you hereby agree to release AMI and any and all of AMI’s predecessors, successors, assigns, subsidiaries, parents, branches, divisions, affiliates, related entities and present and former owners, stockholders, officers, directors, employees, insurers, representatives, attorneys and agents (of either AMI or any and all of AMI’s predecessors, successors, assigns, subsidiaries, parents, branches, divisions, affiliates and related entities) (collectively, “AMI Officials”), individually and in their official capacities, of and from all causes of action, claims, damages, judgments or agreements of any kind including, but not limited to, all matters arising out of your employment with AMI and the cessation thereof. This release includes, but is not limited to, any and all alleged claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act), the Americans with Disabilities Act, the Ohio State Labor and Industry Law (including, but not limited to, the Ohio Civil Rights Act), the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act, or any common law, public policy, contract (whether oral or written, express or implied) or tort law, or any other local, state or federal law, regulation, ordinance or rule having any bearing whatsoever on the terms and conditions of your employment and the cessation thereof.
     In addition, you will keep in confidence and will not, except as specifically authorized in writing by AMI or as otherwise required by law, disclose to any third party or use for the benefit of himself or any third party any confidential or proprietary information about AMI (or its parents, subsidiaries, affiliates or related entities) which you acquired, developed or created by reason of your employment, except for information that is or becomes public other than through your breach of this paragraph.
     You will also promptly return to AMI all documents, materials and property in your possession, custody or control that are the property of AMI or any AMI Officials, including but not limited to all AMI information and related reports, maps, files, memoranda and records, credit cards, cardkey passes, door and file keys, computer access codes, software and including all copies, duplicates, reproductions or excerpts thereof.
     You agree not to criticize, denigrate, disparage or impair the commercial reputation, goodwill or interests of AMI or any AMI Officials in any manner whatsoever.
     You agree that you will cooperate with AMI (or its parents, subsidiaries, affiliates or related entities) and its legal counsel in connection with any current or future investigation or litigation relating to any matter with which you were involved or of which you have knowledge or which occurred during your employment at AMI. Such assistance shall include, but not be limited to, depositions and testimony and shall continue until such matters are resolved. AMI will reimburse you for any reasonable and pre-approved travel-related expenses and reasonable telephone and facsimile expenses that you incur as a result of your cooperation.
     You acknowledge and agree that you continue to be bound by the terms of the covenants set forth in Section 5 of your employment agreement, dated as of November 28, 2005, and amended and restated as of March 13, 2006, including but not limited to the covenants regarding Noncompetition and Nonsolicitation, each of which continues for two (2) years following the date of your termination, and the covenants regarding Nondisclosure and Nondisparagement.
     This Agreement and Release is not an admission of any liability or wrongdoing by AMI or any AMI Officials, and AMI and all AMI Officials expressly deny any such wrongdoing or liability.

     By signing this Agreement and Release, you are providing a complete waiver of all claims that may have arisen, whether known or unknown, up until the time that this Agreement and Release is executed. If you breach this Agreement and Release, AMI will seek restitution and/or offset of any payments or benefits provided to the extent permitted by law.
     This Agreement and Release does not affect your entitlement to previously accrued or vested benefits to which you may be entitled, which are summarized as follows:
•	You will be paid for any accrued but unused vacation days on a pro-rated basis (less applicable deductions).

•	Your group medical and dental benefits will remain in effect until March 31, 2007. Upon the termination of your group medical and dental benefits, you will be provided separate information regarding your right thereafter to continue group coverage as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

•	Your group life insurance will remain in effect until March 14, 2007, which is the last day of your employment. Upon the termination of your group life insurance, you will be provided separate information regarding your right to convert your group life insurance to an individual policy.

•	You will be provided a separate statement of your benefits, if any, under any AMI savings and/or pension plan. Your rights to benefits under any AMI savings and/or pension plan will be determined by law and in accordance with the terms of the specific plan.
     Since your execution of this Agreement and Release releases AMI and any AMI Officials from all claims you may have, you should review this carefully before signing it. You can take at least twenty-one (21) days from your receipt of this Agreement and Release to consider its meaning and effect and to determine whether you wish to enter into it. During that time, you are advised to consult with anyone of your choosing, including an attorney, prior to executing this Agreement and Release.
     Once you have signed this Agreement and Release, you may choose to revoke your execution within seven (7) days. Any revocation of this Agreement and Release must be in writing and personally delivered to John Haumesser, Associated Materials Incorporated, 3773 State Road, Cuyahoga Falls, Ohio 44223, or if mailed, postmarked within seven (7) days of the date upon which it was signed by you.
     TO RECEIVE THE SEVERANCE PAYMENT, PRO RATA PORTION OF THE ANNUAL INCENTIVE BONUS (IF ANY) AND OTHER BENEFITS DESCRIBED ABOVE, YOU MUST SIGN AND RETURN THE AGREEMENT AND RELEASE NO LATER THAN APRIL7, 2007, AND DELIVER THE ATTACHED LETTER INDICATING THAT YOU DO NOT WISH TO REVOKE YOUR AGREEMENT SEVEN (7) DAYS AFTER THE DATE YOU SIGN THIS AGREEMENT AND RELEASE. This Agreement and Release should be returned to John Haumesser, Associated Materials Incorporated, 3773 State Road, Cuyahoga

Falls, Ohio 44223. AMI will not make any payments or provide any other benefits pursuant to this Agreement and Release until after the seven (7) day period expires and AMI receives the attached letter indicating that you have not revoked your agreement.
     This Agreement and Release (including the attached employment agreement and amendment thereto) contains the entire understanding of the parties relating to the subject matter hereof. You acknowledge that no representations, oral or written, have been made other than those expressly set forth herein, and that you have not relied on any other representations in executing this Agreement and Release. This Agreement and Release may be modified only in a document signed by the parties and referring specifically hereto.
Sincerely yours,
Associated Materials Incorporated
/s/ John Haumesser
John Haumesser
Vice President, Human Resources

ACKNOWLEDGMENT
     I AGREE TO THE TERMS AND CONDITIONS SPECIFIED IN THIS AGREEMENT AND RELEASE AND I INTEND TO WAIVE AND RELEASE ALL CLAIMS THAT I MAY HAVE AGAINST AMI AND ANY AMI OFFICIALS. I UNDERSTAND THAT THIS WAIVER AND RELEASE CREATES A TOTAL AND UNLIMITED RELEASE OF ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, EXISTING AS OF THIS DATE THAT I MAY HAVE AGAINST AMI AND ANY AMI OFFICIALS.
     I HAVE HAD AMPLE TIME TO REVIEW THIS AGREEMENT AND TO CONSIDER MY GENERAL RELEASE OF ALL CLAIMS AS SET FORTH IN THIS AGREEMENT AND RELEASE. I AM SIGNING THIS AGREEMENT AND RELEASE KNOWINGLY, VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS TERMS AND EFFECTS. I UNDERSTAND THAT I CAN TAKE AT LEAST TWENTY-ONE (21) DAYS FROM RECEIPT OF THIS AGREEMENT AND RELEASE TO DETERMINE WHETHER I WISH TO SIGN IT, THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING IT, AND THAT I HAVE SEVEN (7) DAYS FROM THE DATE I SIGN THIS AGREEMENT AND RELEASE TO REVOKE IT.
     I ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATIONS OR STATEMENTS NOT SET FORTH HEREIN. I WILL NOT DISCLOSE THIS AGREEMENT AND RELEASE TO ANYONE EXCEPT TO MY IMMEDIATE FAMILY AND ANY TAX, LEGAL OR OTHER COUNSEL THAT I HAVE CONSULTED REGARDING THE MEANING OR EFFECT OF THIS AGREEMENT, EXCEPT AS OTHERWISE REQUIRED BY LAW.
     In witness hereof, I have executed this Separation Agreement and General Release this 26th day of March, 2007.
/s/ Trevor Deighton
Trevor Deighton